UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2022

HUTTIG BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 Maryville University Drive, Suite 400

St. Louis, Missouri 63141

(Address of Principal Executive Offices)

(Zip Code)

(314) 216-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On March 20, 2022, Huttig Building Products, Inc. (the “Company”), Woodgrain Inc., an Oregon corporation (“Woodgrain”), and HBP Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Woodgrain (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and, as soon as practicable following consummation of the Offer, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of Woodgrain.

Pursuant to the terms and subject to the conditions of the Merger Agreement, upon the consummation of the Offer, tendering holders of shares of Common Stock will be entitled to receive $10.70 per share, net to each holder in cash, without interest, less any amount required to be withheld therefrom in accordance with applicable law as provided in the Merger Agreement (the “Offer Price”).

The obligation of Merger Sub to purchase shares of Common Stock tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in Annex I to the Merger Agreement, including (i) that there must have been validly tendered and not validly withdrawn shares of Common Stock that, considered together with all other shares, if any, beneficially owned by Merger Sub and its affiliated entities, represent a majority of the outstanding shares of Common Stock, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iii) those other conditions set forth in Annex I to the Merger Agreement, including with respect to the accuracy of the representations and warranties of the parties and the compliance of the parties with their respective covenants, subject to customary qualifications, including with respect to materiality (collectively, the “Offer Conditions”).

Under the terms of the Merger Agreement, the Offer will initially expire at one minute after 11:59 p.m. New York City time on the date that is 20 business days following the commencement of the Offer. The expiration date may be extended (i) for the minimum period required by any rule, regulation, interpretation or position of Securities and Exchange Commission (the “SEC”) or its staff applicable to the Offer or the minimum period otherwise required by applicable law and (ii) if as of the otherwise scheduled expiration date of the Offer, any Offer Condition has not been satisfied or, to the extent permitted in accordance with the Merger Agreement, waived, for one or more consecutive increments of not more than five Business Days each (or such longer period as may be agreed in writing by the Company) until all of the Offer Conditions have been satisfied or, to the extent permitted in accordance with the Merger Agreement, waived. Merger Sub will not be required to, and without the Company’s prior written consent will not, extend the Offer beyond the earlier of July 20, 2022 (or March 20, 2023, if the Merger Agreement end date is extended pursuant to the terms thereof) and the date the Merger Agreement is terminated in accordance with its terms.

Subject to the satisfaction or waiver of the Offer Conditions, Merger Sub will (i) promptly (and in any event no later than 9:00 a.m., New York City time, on the first business day after) after the expiration date of the Offer accept for payment all shares tendered (and not validly withdrawn) pursuant to the Offer (the time of such acceptance, the “Acceptance Time”) and (ii) promptly after the Acceptance Time (and in any event no later than the end of business day on which the Acceptance Time occurs) pay for such shares of Common Stock.

Subject to (i) the occurrence of the Acceptance Time, (ii) the absence of certain legal impediments preventing the completion of the Merger and (iii) the passage of at least 40 days following the signing date of the Merger Agreement, as soon as practicable after the Acceptance Time, the Merger will be consummated in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without a vote of the Company’s stockholders. Each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than shares of Common Stock owned directly or indirectly by Merger Sub and certain other excluded shares as further described in the Merger Agreement, will be automatically converted into the right to receive an amount equal to the Offer Price.

Further, at the Effective Time, each restricted stock or restricted stock unit award granted by the Company in respect of shares of Common Stock (a “Restricted Stock Award”) that is outstanding as of the Effective Time, whether or not vested, will immediately vest and be cancelled by virtue of the Merger, in consideration for the right to receive a cash payment (without interest and less applicable withholding taxes) equal to the product of (i) the number of shares of Common Stock subject to such Restricted Stock Award as of the Effective Time and (ii) the Offer Price.

The Merger is expected to close in the second quarter of 2022.

Each of the Company, Woodgrain and Merger Sub has made certain customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include, among other things, the obligation (i) to use reasonable best efforts to conduct its business in the ordinary course, subject to certain exceptions, during the period between the execution of the Merger Agreement and the Effective Time, (ii) not to solicit or initiate discussions with third parties regarding alternative acquisition proposals and (iii) to respond to proposals regarding such alternative acquisition proposals only in accordance with the terms of the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and Woodgrain. The Merger Agreement may be terminated by either the Company or Woodgrain if the Acceptance Time has not occurred by July 20, 2022, except that either Parent or the Company may elect to extend this date to March 20, 2023 if the only Offer Condition that has not been satisfied is that relating to the expiration or termination of the applicable waiting period under the HSR Act.

The Merger Agreement further provides that the Company would be required to pay Woodgrain a termination fee of $8,815,000 in certain circumstances, including if Woodgrain terminates the Merger Agreement following a change in recommendation by the Board of Directors of the Company (the “Board”). The Company would also be required to pay the foregoing termination fee:

•	if Woodgrain terminates the Merger Agreement in connection with an intentional breach by the Company of certain of its covenants restricting solicitation of alternative acquisition proposals;

•	if the Company terminates the Merger Agreement to accept a superior proposal and substantially concurrently enter into a definitive agreement for consummating such proposal; and

•

if either Woodgrain or the Company terminates the Merger Agreement after the applicable end date and before such termination a certain alternative acquisition proposal has been publicly announced or delivered to the Board (and not withdrawn) and within six months of such termination, either the Company either enters into a definitive agreement for, the Board recommends in favor of, or the Company otherwise consummates the transaction contemplated by, such alternative acquisition proposal.

The Merger Agreement provides for a $5,000,000 advance payment by Woodgrain to be delivered to a mutually acceptable escrow agent within three business days after the date of the Merger Agreement. The Company would be entitled to receive the escrowed funds in the event the closing of the transaction does not occur prior to the end date provided in the Merger Agreement as a result of Woodgrain or Merger Sub breaching or failing to perform any of their representations, warranties, covenants or agreements in the Merger Agreement. The escrowed funds would be returned to Woodgrain under all other circumstances.

Woodgrain has obtained debt financing commitments for the financing necessary to complete the transactions contemplated by the Merger Agreement (the “Debt Financing”). Wells Fargo Bank, National Association and Wells Fargo Securities, LLC have agreed to arrange, manage and underwrite the Debt Financing, subject to the terms and conditions set forth in a debt commitment letter delivered to Woodgrain (the “Debt Commitment Letter”). The Merger Agreement requires Woodgrain to use its reasonable best efforts to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter. Neither the Offer nor the Merger is conditioned on Woodgrain’s receipt of the Debt Financing or any other financing.

As soon as practicable after the Merger, Woodgrain will take the necessary actions to delist the Common Stock from the Nasdaq Stock Market and to deregister the Common Stock under the Securities Exchange Act of 1934, as amended.

Rights Agreement Amendment

In connection with the Company’s entry into the Merger Agreement, the Company and Computershare Trust Company N.A., as rights agent (“Computershare”), entered into a Second Amendment to the Rights Agreement dated March 20, 2022 (the “Rights Agreement Amendment”), amending the Rights Agreement dated as of May 18, 2016, as amended May 6, 2019, by and between the Company and Computershare, as rights agent (as amended, the “Rights Agreement”). The effect of the Rights Agreement Amendment is to permit the Offer, the Merger and the other transactions contemplated by the Merger Agreement and the Tender and Support Agreements (as described below) to occur without triggering any distribution of Rights (as defined in the Rights Agreement) or other adverse effect on Woodgrain or its affiliates under the Rights Agreement. In particular, (i) none of Woodgrain, Merger Sub or any of their respective affiliates or associates will become an Acquiring Person (as defined in the Rights Agreement) and (ii) neither a Distribution Date, a Shares Acquisition Date, a Section 11(a)(ii) Event nor a Flip-over Event (each as defined in the Rights Agreement) will occur as a result of the announcement, approval, execution, delivery and/or performance of the Merger Agreement or the Tender and Support Agreements or the consummation of any of the transactions contemplated thereby, including the Offer and the Merger. Additionally, the Rights Agreement Amendment provides that the Rights will automatically expire immediately prior to the Acceptance Time.

The Board unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby, including the Offer and Merger, and resolved to recommend that the Company’s stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer on the terms and subject to the conditions set forth in the Merger Agreement. The Board also approved the Merger Agreement, the Offer, the Merger, the Tender and Support Agreements and the other transactions contemplated by the Merger Agreement and the Tender and Support Agreements for purposes of Section 203 of the DGCL. In addition, the Board approved the Rights Agreement Amendment.

The foregoing descriptions of the Merger Agreement and the Rights Agreement Amendment contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 and the Rights Agreement Amendment attached as Exhibit 4.1, and each is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement, the Rights Agreement Amendment and the related transaction agreements and is qualified in its entirety by the terms and conditions of the Merger Agreement, the Rights Agreement Amendment and such agreements. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed among those parties, including being qualified by confidential disclosures among those parties. Instead of establishing matters as facts, the representations and warranties may have been made to allocate risks contractually among the parties, including where the parties do not have complete knowledge of all facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Tender and Support Agreements

Concurrently with the execution of the Merger Agreement, Woodgrain and Merger Sub entered into tender and support agreements dated March 20, 2022 (collectively, the “Tender and Support Agreements”) with the directors and certain executive officers of the Company, in each case solely in their capacities as stockholders of the Company (collectively, the “Tendering Stockholders”), pursuant to which the Tendering Stockholders have agreed, subject to the terms thereof, to tender their shares of Common Stock in the Offer and not to tender their shares in connection with, and to vote their shares of Common Stock against, any competing acquisition proposals relating to the Company. Each Tender and Support Agreement will terminate upon the earlier to occur of (i) the consummation of the Merger, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date of any material modification, amendment or waiver of or to the Merger Agreement as in effect as of the date of the Tender and Support Agreement that reduces the amount or changes the form of consideration payable to stockholders of the Company and (iv) the mutual written agreement of Woodgrain, Merger Sub and the Tendering Stockholder to terminate the applicable Tender and Support Agreement.

As of March 20, 2022, approximately 11% of the outstanding shares of Common Stock are subject to the Tender and Support Agreements. Each Tender and Support Agreement terminates in the event that the Merger Agreement is terminated.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Rights Agreement Amendment is incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure.

On March 21, 2022, the Company and Woodgrain issued a joint press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The forgoing information is being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section.

* * * * *

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including statements regarding the proposed transaction with Woodgrain, including the expected timing, completion and effects of the Offer and the Merger. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect the Company’s sales and profitability, liquidity and future value. Any forward-looking statements represent management’s views only as of today and should not be relied upon as representing management’s views as of any subsequent date, and the Company undertakes no obligation to update any forward-looking statement.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain the necessary minimum tender of shares of Common Stock; the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on the Company; continued availability of financing or alternatives for the financing provided in the Woodgrain debt commitment letter; the failure to satisfy required closing conditions; the risk that the proposed transaction may not be completed in a timely manner or at all; the effect of restrictions placed on the Company and its subsidiaries’ ability to operate their businesses under the Merger Agreement, including the Company’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of the Company’s management’s attention from ongoing business operations; the effect the announcement of the proposed transaction on the Company’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on the Company’s business relationships, operating results and businesses generally; the outcome of any legal proceedings that may be instituted against the Company related to the proposed transaction; the amount of the costs, fees and expenses related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the Merger Agreement.

Information describing other risks and uncertainties affecting the Company that could cause actual results to differ materially from those in forward-looking statements may be found in the Company’s filings with the SEC, including, but not limited to, the “Risk Factors” in the Company’s most recent Annual Report on Form 10-K.

Notice to Investors and Security Holders

This Current Report on Form 8-K relates to the Offer and the Merger involving the Company and Woodgrain. The Offer has not yet commenced. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the tender offer materials or any other documents that Woodgrain or the Company may file with the SEC or send to the Company’s stockholders in connection with the Offer. The solicitation and offer to buy shares of Common Stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Woodgrain and Merger Sub will file a tender offer statement on Schedule TO and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES OF COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK. Investors and security holders will be able to obtain the tender offer materials and any other documents filed with the SEC, when available, free of charge at the SEC’s web site, www.sec.gov, and, to the extent filed by the Company with the SEC, the Company’s website, www.huttig.com, or by a request in writing to the Company at 555 Maryville University Drive, Suite 400, St. Louis, Missouri 63141, Attention: Corporate Secretary. In addition, copies of the tender offer materials filed with the SEC by Woodgrain and Merger Sub can be obtained, when filed, free of charge by directing a request to the Information Agent for the Offer, which will be named in the Schedule TO.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Number	Exhibit

2.1	Agreement and Plan of Merger, dated March 20, 2022, among Woodgrain Inc., HBP Merger Sub, Inc. and Huttig Building Products, Inc.†

4.1	Second Amendment, dated March 20, 2022, to the Rights Agreement dated as of May 18, 2016, as amended May 6, 2019, by and between Huttig Building Products, Inc. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press release, dated March 21, 2022.

104	Cover Page Interactive Data File (embedded with the Inline XBLR document).

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished or in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: March 21, 2022	/s/ Philip W. Keipp
Philip W. Keipp
Vice President and Chief Financial Officer